Exhibit 99.1

AgroFresh Solutions Reports Third Quarter and Year-to-Date 2015 Results

Highlights:

•                  Q3’15 Net Sales declined 0.4% and Adjusted EBITDA increased 7.5%, both on a constant currency basis versus the prior year period

•                  Reported Q3’15 Net Sales were $61.8 million, Adjusted EBITDA was $44.5 million, and net loss was $16.5 million

•                  Year-to-Date Net Sales increased 5.6% and Adjusted EBITDA increased 11.4%, both on a constant currency basis, versus the prior year period

•                  Reported Year-to-Date Net Sales were $112.3 million, Adjusted EBITDA was $62.5 million, and net loss was $28.1 million

•                  SmartFresh™ penetration increased for apples and other crops, further strengthening market position

•                  Successful stand-up of business as a stand-alone, independent company

•                  Continued strong focus on delivering healthy margins, well-managed cost structure, and strong cash flow

Philadelphia, PA, November 16, 2015 — AgroFresh Solutions, Inc. (NASDAQ: AGFS, AGFSW) (“AgroFresh” or the “Company”), a global leader in produce freshness solutions, announced today financial results for the three and nine months ended September 30, 2015. AgroFresh became a stand-alone company upon closing of a transaction with The Dow Chemical Company (“Dow”) on July 31, 2015 (the “Business Combination”).

Thomas Macphee, Chief Executive Officer, commented, “We successfully launched AgroFresh as an independent public company on July 31st, making a seamless transition as we continued to execute on our strategy to drive profitable growth. Our performance in the third quarter reflected solid increased penetration of SmartFresh™ for apples and other crops. This is consistent with both our growth strategy and our strong position with customers globally. While the smaller size of this year’s Northern Hemisphere apple crop is a headwind, our continued very strong profit margins and cash flow reflect an excellent start for AgroFresh.”

Margaret Loebl, Executive Vice President and Chief Financial Officer, added, “Our high margin structure and cash generation are key tenets of the AgroFresh business model and effective cost management has contributed most specifically to the EBITDA growth in year-to-date 2015. Our confidence in our strategy and commitment to enhancing shareholder value was also reflected in the warrant repurchase program that we announced and, subsequent to the end of the third quarter, completed.”

Certain of the financial measures presented in the highlights and the sections that follow are non-GAAP financial measures. Please see the information and tables under “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures, and the tables at the end of this press release for a reconciliation of non-GAAP financial measures to GAAP results.

1

Three Months Ended September 30, 2015

For the three months ended September 30, 2015, net sales declined 0.4% on a constant currency basis compared to the prior year period. Reported net sales were $61.8 million compared to $66.2 million in the prior year period. The change in net sales on a constant currency basis was primarily driven by increased penetration of SmartFresh™, offset by a smaller apple crop in North America, a late harvest in Europe, and a change in our distributor relationship in South Korea that caused revenue to be recognized earlier in the year, which impacted comparative sales in the Asia Pacific region.

In the three months ended September 30, 2015, cost of sales was $46.2 million. Excluding the amortization of inventory step-up adjustments of $38.7 million, cost of sales was $7.5 million, down from $10.4 million in the three months ended September 30, 2014, resulting in improved gross profit.

SG&A expenses were $14.7 million in the three months ended September 30, 2015, compared to $8.1 million in the prior year period. This increase was primarily driven by expenses associated with the Business Combination.  These expenses included $3.6 million of non-recurring costs related to accounting, consulting, human resources and other professional services, $1.9 million of transaction costs, and the amortization of $1.1 million of a $5.0 million upfront payment made to Dow pursuant to a Transition Services Agreement entered into on July 31, 2015.

On a constant currency basis, Adjusted EBITDA increased 7.5% for the three months ended September 30, 2015 compared to the prior year period. Reported Adjusted EBITDA was $44.5 million in the three months ended September 30,2015, compared to $43.7 million in the prior year period. A net loss of ($16.5) million was recognized in the three months ended September 30, 2015 compared to net income of $24.5 million in the prior year period.

For the three months ended September 30, 2015, earnings per share was ($0.33) and non-GAAP earnings per share was $0.35, versus non-GAAP earnings per share of $0.52 in in the prior year period, assuming the same number of shares in the prior period as reported on September 30, 2015.

Nine Months Ended September 30, 2015

For the nine months ended September 30, 2015, net sales grew 5.6% on a constant currency basis, compared to the prior year period. Reported net sales were $112.3 million in the nine months ended September 30, 2015, compared to $113.7 million in the prior year period. The increase in net sales on a constant currency basis was primarily driven by increased penetration and larger apple crops in New Zealand, South Africa, and Australia. This increase was partially offset by smaller apple crops in Chile, Brazil and North America.

For the nine months ended September 30, 2015, cost of sales was $56.3 million. Excluding the amortization of inventory step-up adjustments of $38.7 million, cost of sales was $17.6 million, down from $19.4 million in the prior year period, resulting in improved gross profit.

SG&A expenses were $29.5 million, for the nine months ended September 30, 2015, compared to $23.4 million in the prior year period. This increase was primarily driven by expenses associated with the Business Combination. These expenses included $3.6 million of non-recurring costs related to accounting, consulting, human resources and other professional services, $1.9 million of transaction costs, and the amortization of $1.1 million of a $5.0 million upfront payment made to Dow pursuant to a Transition Services Agreement entered into on July 31, 2015.

On a constant currency basis, Adjusted EBITDA increased 11.4% for the nine months ended September, 30 2015, compared to the prior year period. Reported Adjusted EBITDA was $62.5 million, compared to $59.1 million in the prior year period. A net loss of ($28.1) million was recognized during the nine months ended

A-5

September 30, 2015 compared to net income of $11.8 million during the nine months ended September 30, 2014.

For the nine months ended September 30, 2015, earnings per share was ($0.56) and non-GAAP earnings per share was $0.16 versus non-GAAP earnings per share of $0.30 in the prior year period, assuming the same number of shares in the prior period as reported on September 30, 2015.

Corporate and Other

During the three months ended September 30, 2015, the Company’s Board of Directors approved a warrant repurchase program totaling $2.5 million. For the period from August 1, 2015 through September 30, 2015, the Company repurchased $0.9 million of warrants. The remaining $1.6 million under such authorization was used to repurchase additional warrants after the close of the third quarter, and the program is now complete.

Balance Sheet and Cash Flow

The balance sheet on September 30, 2015 reflected the effects of the consummation of the Business Combination on July 31, 2015 as compared to the AgroFresh Business on a carve-out basis as of December 31, 2014. The principal differences are the addition of long-term debt of $407.2 million, short-term debt of $4.3 million, and cash of $28.8 million, reflecting the financing of the Business Combination.

Anticipated future payments to Dow under the tax receivables agreement and the earn-out provisions contained in the stock purchase agreement that were entered into with Dow in connection with the Business Combination are reflected as other noncurrent liabilities on the September 30, 2015 balance sheet. The effects of acquisition accounting adjustments are reflected in goodwill of $41.6 million versus year-end goodwill of $156.0 million and intangibles of $829.2 million versus year-end intangibles of $97.0 million.

Inventories include a step up of $111.4 million as a result of purchase accounting, of which $38.7 million was amortized into cost of goods sold in the two months ended September 30, 2015. Inventory and accounts receivable at September 30, 2015, during the peak of the Company’s selling season, were higher than the year-end of 2014. Inventories, netting out the purchase accounting effects, were $16.8 million at September 30, 2015 versus $12.2 million at December 31, 2014. Accounts receivable were $84.1 million at September 30, 2015 versus $64.4 million at December 31, 2014.

In the statement of cash flows for the combined nine months through September 30, 2015, the Company generated cash from operating activities (excluding changes in the income taxes payable, while part of Dow) of $13.3 million as compared to $10.7 million for the comparable prior year period. The cash portion of the purchase price for the AgroFresh Business under the Business Combination of $625.5 million is reflected as investing activities, with the respective sources of financing consisting of, the existing restricted cash from the Company’s initial public offering, long-term debt raised of $425 million, before debt issuance costs of $12.9 million, and $50 million raised through private equity investments. During the three months ended September 30, 2015, the Company made a $1.1 million debt amortization payment on its term loan, financed its insurance premium and repurchased $0.9 million of public warrants. The ending cash position for the Company at September 30, 2015 was $28.8 million.

Conference Call

The Company will conduct a conference call to discuss its third quarter results at 5:00 p.m. Eastern Time on November 16, 2015. To access the call, please dial (844) 663-0324 from the U.S. or (970) 297-2315 from outside the U.S. The conference call I.D. number is 68711900. The call will also be available as a live webcast with an accompanying slide presentation, which can be accessed on the “Events & Presentation” tab of the Investor Relations section of the Company’s website, www.agrofresh.com. All participants should call or

A-5

access the website approximately 10 minutes before the conference begins. The webcast will be available for replay for at least 90 days.

A telephonic replay of this conference call will also be available by dialing (800) 585-8367 (US) and (404) 537-3406 (International) from 7:00 pm ET on November 16, 2015 until 11:59 pm ET on November 30, 2015.

Basis for Presentation

As a result of the Business Combination, the Company was identified as the acquirer for accounting purposes, and the AgroFresh Business, which is the business conducted prior to the closing of the Business Combination by Dow through a combination of wholly-owned subsidiaries and operations of Dow, including through AgroFresh Inc. in the United States, is the acquiree and accounting Predecessor. The Company’s financial statement presentation reflects the AgroFresh Business as the “Predecessor” for periods through July 31, 2015 (the “Closing Date”).  Where we discuss results for the period ended September 30, 2015, we are referring to the combined results of the Predecessor for the month ending July 31, 2015 and the Successor for the two months ending September 30, 2015. On the Closing Date, the Company, which was formerly named Boulevard Acquisition Corp., was re-named AgroFresh Solutions, Inc. and is the “Successor” for periods after the Closing Date, which includes consolidation of the AgroFresh Business subsequent to the Closing Date. The acquisition was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of net assets acquired. As a result of the application of the acquisition method of accounting as of the effective time of the Business Combination, the financial statements for the Predecessor period and for the Successor period are presented on different bases. The historical financial information of Boulevard Acquisition Corp. prior to the Business Combination has not been reflected in the Predecessor period financial statements as those amounts are not considered to be material.

Non-GAAP Financial Measures

This press release contains certain financial measures, in particular non-GAAP earnings per share, Adjusted EBITDA, Constant Currency Adjusted EBITDA and Constant Currency Net Sales that are not presented in accordance with GAAP. These non-GAAP financial measures are being presented because the Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s performance, seen as likely to enhance a reader’s understanding of the financial performance of the Company, are more indicative of operating performance of the Company, and facilitate a better comparison among fiscal periods, as the non-GAAP measures exclude items that are not considered core to the Company’s operations. In particular, Adjusted EBITDA is a key measure used by the Company to evaluate its performance, and is calculated by the Company in a manner consistent with the definition of Consolidated EBITDA in the Company’s Credit Agreement.

The Company also reports sales performance using the non-GAAP financial measure of “constant currency” net sales. This measure provides information on the change in net sales assuming that foreign currency exchange rates had not changed between the prior and current period. Likewise, the Company presents both Adjusted EBITDA and constant currency Adjusted EBITDA, both of which are non-GAAP measures. In discussing the Company’s operating results, the term currency exchange rates refers to the currency exchange rates the Company uses to convert into U.S. dollars the operating results for all countries where the functional currency is not the U.S. dollar. The Company calculates the effect of changes in currency exchange rates as the difference between current period activity translated using the current period’s currency exchange rates, and the comparable prior year period’s currency exchange rates. When the Company refers to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to understand better the Company’s underlying performance without the effects of currency exchange rate fluctuations. The comparisons presented as constant currency rates reflect comparative local currency sales at the prior year’s

A-5

foreign exchange rates. The Company routinely evaluates its net sales performance at constant currency so that sales results can be viewed without the impact of foreign currency exchange rates, thereby facilitating a period-to-period comparison of the Company’s operational activities, and the Company believe that this presentation also provides useful information to investors for the same reason.

The Company does not intend for any of the non-GAAP financial measures contained in this release to be a substitute for any GAAP financial information. Readers of this press release should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are provided in the tables at the end of this press release.

Contact Information

Margaret M. Loebl

Executive Vice President and Chief Financial Officer

AgroFresh Solutions, Inc.

+1 (215) 592-2820

Erica Bartsch

Sloane & Company

+1 (212) 446-1875

ebartsch@sloanepr.com

About AgroFresh

AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global industry leader in providing innovative data-driven specialty solutions aimed at enabling growers and packers of fresh produce to preserve and enhance the freshness, quality and value of fresh produce and to maximize the percentage of produce supplied to the market relative to the amount of produce grown. Its flagship product is the SmartFresh™ Quality System, a freshness protection technology proven to maintain firmness, texture and appearance of fruits during storage and transport. SmartFresh is currently commercialized in over 40 countries worldwide. For more information, please visit www.agrofresh.com.

Forward-Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company’s possible or assumed future results of operations, including all statements regarding anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk that the Business Combination disrupts current plans and operations; the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; costs related to the Business Combination and/or related to operating AgroFresh as a stand-alone public company; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or

A-5

competitive factors. Additional risks and uncertainties are identified and discussed in the Company’s filings with the SEC, including the Quarterly Report on Form 10-Q being filed on the date of this release, available at the SEC’s website at www.sec.gov.

A-5

AGROFRESH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	Successor	Predecessor
	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$28,755	$—
Accounts receivable, net of allowance for doubtful accounts of $- and $1,678, respectively	84,053	64,399
Inventories	89,815	12,193
Other assets	4,666	—
Deferred income tax assets - current	—	2,574
Total current assets	207,289	79,166
Property and equipment, net	4,507	4,134
Goodwill	41,555	155,953
Intangible assets, net	829,229	96,961
Deferred income tax assets — noncurrent	401	475
Other Assets	2,763	817
Total Assets	$1,085,744	$337,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$10,527	$5,944
Current portion of long-term debt	4,250	—
Income taxes payable	—	51,137
Deferred income tax liabilities — current	401	32
Accrued and other current liabilities	37,772	12,057
Total current liabilities	52,950	69,170
Noncurrent liabilities
Long-term debt	407,163	—
Other noncurrent liabilities	169,978	7,461
Deferred income tax liabilities — noncurrent	9,779	26,524
Total liabilities	639,870	103,155

Commitments and contingencies (see Note 16)
Stockholders’ equity
Common stock, par value $0.0001; 400,000,000 shares authorized and 49,940,548 shares issued and outstanding at September 30, 2015	5	—
Preferred stock; par value $0.0001, 1 share authorized and outstanding at September 30, 2015	—	—
Additional paid-in capital	467,520	—
Accumulated deficit	(20,223)	—
Accumulated other comprehensive (loss) income	(1,428)	2,058
Net parent investment	—	232,293
Total equity	445,874	234,351
Total liabilities and stockholders’ equity	$1,085,744	$337,506

AGROFRESH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(In thousands, except share and per share data)

(Unaudited)

	Successor	Predecessor
	August 1, 2015 Through September 30, 2015	July 1, 2015 Through July 31, 2015	January 1, 2015 Through July 31, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014

Net sales	$59,650	$2,157	$52,682	$66,245	$113,739
Cost of sales (excluding amortization, shown separately below)	45,719	513	10,630	10,383	19,420
Gross profit	13,931	1,644	42,052	55,862	94,319
Research and development expenses	1,946	1,084	11,599	5,368	15,574
Selling, general, and administrative expenses	12,744	1,912	16,774	8,081	23,436
Amortization of intangibles	6,815	2,410	16,895	7,430	22,303
Operating (loss) income	(7,574)	(3,762)	(3,216)	34,983	33,006
Other (expense) income	(1,462)	2	8	(5)	(5)
Loss on foreign currency exchange	(263)	—	—	—	—
Interest expense, net	(9,313)	—	—	—	—
(Loss) income before income taxes	(18,612)	(3,760)	(3,208)	34,978	33,001
(Benefit) provision for income taxes	(4,591)	(1,232)	10,849	10,493	21,246
Net (loss) income	$(14,021)	$(2,528)	$(14,057)	$24,485	$11,755
Loss per share:
Basic	$(0.28)	—	—	—	—
Diluted	$(0.28)	—	—	—	—
Weighted average shares outstanding
Basic	49,457,847	—	—	—	—
Diluted	49,457,847	—	—	—	—

AGROFRESH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, except share and per share data)

(Unaudited)

	Successor	Predecessor
	August 1, 2015 through September 30, 2015	January 1, 2015 Through July 31, 2015	Nine Months Ended September 30, 2014
Cash flows from operating activities
Net (loss) income	$(14,021)	$(14,057)	$11,755
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,891	17,379	22,798
Stock based compensation	673	—	—
Amortization of inventory fair value adjustment	38,702	—	—
Transaction costs	(4,637)	—	—
Deferred income taxes	(4,591)	(4,218)	(7,304)
Gain (loss) on sales of property	—	(12)	—
Other	(160)	—	—
Changes in operating assets and liabilities (net of effects of acquisition):
Accounts receivable	(53,877)	42,585	(9,488)
Inventories	580	(5,756)	(2,606)
Prepaid expenses and other current assets	(4,316)	—	—
Accounts payable	10,216	(798)	390
Accrued expenses and other liabilities	7,355	—	—
Income taxes payable	—	(36,070)	(5,305)
Other assets and liabilities	—	(4,651)	(4,880)

Net cash (used in) provided by operating activities	(17,185)	(5,598)	5,360

Cash flows from investing activities
Cash paid for property and equipment	(219)	(676)	(1,053)
Proceeds from sale of property	—	63	—
Acquisition of business, net of cash acquired	(625,541)	—	—
Restricted cash	220,505	—	—
		—
Net cash (used in) provided by investing activities	(405,255)	(613)	(1,053)

Cash flows from financing activities
Proceeds from long term debt	425,000	—	—
Payment of debt issuance costs	(12,889)	—	—
Payment of revolving credit facility fees	(1,252)	—
Other financing costs	(7,776)	—
Repayment of long term debt	(1,063)	—
Proceeds from private placement	50,000	—	—
Borrowings under revolving credit facility	500	—
Repayments of revolving credit facility	(500)	—
Insurance premium financing	1,294	—	—
Repayment of notes payable	(380)	—	—
Repurchase of warrants	(920)	—	—
Cash transfers to/from parent, net	—	6,211	(4,307)

Net cash provided by (used in) financing activities	452,014	6,211	(4,307)

Effect of exchange rate changes on cash and cash equivalents	(903)	—	—
Net (decrease)/increase in cash and cash equivalents	28,671	—	—
Cash and cash equivalents, beginning of period	84	—	—
Cash and cash equivalents, end of period	$28,755	$—	$—
Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$4,141
Income taxes	—
Supplemental schedule of non-cash investing and financing activities:
Issuance of common stock as consideration for acquisition of business	$210,000
Acquisition-related contingent consideration	181,366

GAAP to Non-GAAP Reconciliations

The following tables set forth reconciliations of the non-GAAP financial measures used in this press release to the most closely comparable GAAP financial measures. See “Non-GAAP Financial Measures” above for more information.

Adjusted EBITDA

The following is a reconciliation between the non-GAAP financial measure of Adjusted EBITDA and Constant Currency Adjusted EBITDA to their most directly comparable GAAP financial measure, income (loss) before income taxes:

	Successor	Predecessor
	August 1, 2015 Through September 30, 2015	July 1, 2015 Through July 31, 2015	January 1, 2015 Through July 31, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014

GAAP Income (Loss) before income taxes	$(18,612)	$(3,760)	$(3,208)	$34,978	$33,001
Amortization of inventory step-up (1)	38,702	—	—	—	—
Transaction and acquisition related costs (2)	1,918	—	—	—	—
Share-based compensation (3)	673	46	381	144	432
Interest expense (4)	9,313	—	—	—	—
Depreciation and amortization (3)	7,969	2,466	17,379	7,485	22,798
Stand-alone costs (5)	3,510	121	121	—	—
Research and development cost synergies (6)	—	450	3,249	1,594	4,398
Other non-recurring costs (3)	442	—	383	—	—
Mark-to-market adjustments, net (7)	1,450	—	—	—	—
Pro forma deferred revenue (8)	—	(167)	(1,167)	(500)	(1,500)
Non-GAAP Adjusted EBITDA	$45,365	$(844)	$17,138	$43,701	$59,129
Constant currency adjustment (12)	2,796	(326)	554	—	—
Non-GAAP Constant Currency Adjusted EBITDA	$48,161	$(1,170)	$17,692	$43,701	$59,129

Non-GAAP EPS

The following is a reconciliation between non-GAAP earnings per diluted share to its most directly comparable GAAP (unaudited) financial measure, loss) income per basic and diluted share:

	Successor	Predecessor
	August 1, 2015 Through September 30, 2015	July 1, 2015 Through July 31, 2015	January 1, 2015 Through July 31, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014

Reported GAAP (loss) income per basic and diluted	(0.28)	—	—	—	—
GAAP (loss) income per basic and diluted (9)	—	(0.05)	(0.28)	0.50	0.24
Amortization of inventory step-up (1) (10)	0.51	—	—	—	—
Transaction and acquisition related costs (2) (10)	0.03	—	—	—	—
Stand-alone costs (5) (10)	0.05	—	—	—	—
Research & development savings (6) (10)	—	0.01	0.04	0.02	0.06
Other non-recurring costs (3) (10)	0.01	—	0.01	—	—
Accretion of Contingent Consideration (10) (11)	0.05
Fair Value adjustments to warrants, net (7) (10)	0.02	—	—	—	—
Non-GAAP earnings (loss) per diluted share	0.39	(0.04)	(0.23)	0.52	0.30

Constant Currency

The table below reflects the calculation of constant currency for net sales and Non-GAAP Adjusted EBITDA for the three and nine months ended September 30, 2015 and 2014.

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net Sales :
As reported	$61,807	$66,245	$112,332	$113,739
Currency exchange rate fluctuations (12)	4,140	—	7,831	—
Constant currency adjusted net sales	$65,947	$66,245	$120,163	$113,739

As Reported Growth Rates	-6.7%		-1.2%
Constant Currency Growth Rates	-0.4%		5.6%

Adjusted EBITDA:
As reported	$44,521	$43,701	$62,503	$59,129
Currency exchange rate fluctuations (12)	2,470	—	3,350	—
Constant currency adjusted EBITDA	$46,991	$43,701	$65,853	$59,129

As Reported Growth Rates	1.9%		5.7%
Constant Currency Growth Rates	7.5%		11.4%

(1)	The amortization of inventory step-up related to the acquisition of AgroFresh is charged to income based on the pace of inventory usage
(2)	Costs associated with the Business Combination incurred in the current period
(3)

Expenses incurred during the period added back to EBITDA related to equity compensation, depreciation & amortization largely associated with the asset step-up and other non-recurring expenses incurred during the period

(4)	Interest paid on the term loan, inclusive of accretion for debt discounts and debt issuance costs
(5)	Non-recurring professional fees associated with becoming a stand-alone public company
(6)	R&D savings related to two projects (Invinsa and IDC)
(7)	Non-cash adjustment to liability classified warrants
(8)	Deferred revenue associated with a revenue agreement not included in the Business Combination
(9)	Earnings per share not reported, effected for reported tax rate
(10)	These adjustments were effected using an estimated 35% tax rate for each period
(11)	Represents accretion of the contingent consideration factors related to the Business Combination
(12)	Constant currency figures are based upon 2015 results using 2014 average foreign exchange rates